EXHIBIT 10.6

00073687 Bk OR Vol 844 Pg 295

ASSIGNMENT AND BILL OF SALE

STATE OF TEXAS }
{KNOW ALL MEN BY THESE PRESENTS
COUNTY OF KARNES}

THIS ASSIGNMENT and Bill of Sale, dated this 29th day of October, 2006, but to be effective as of 7:00 a.m. on the 6th day of November, 2006, is between **PENASCO PETROLEUM, INC.**, as ("Assignor") whose address is 9801 Anderson Mill Rd., Suite 230, Austin, Texas 78750 *and* **ETG ENERGY RESOURCES** ("Assignee"), whose address is 300 West Mountain View Dr., Hot Springs, AR 71913.

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, transfers, conveys and assigns to Assignee, all of Assignor's right, title and interest in and to the oil and gas leases described as the "JANSSEN #1A" in Exhibit "A" attached hereto and made part hereof, including but not limited to all Assignor's right and title and interest in and to the well(s) located on said leases, all lease equipment, tanks and all other equipment, appurtenances, fixtures and property of every kind and character, moveable or immoveable, used in connection with operating the well(s); all Assignor's rights and obligations existing under all contracts and agreements, including but not limited to, operating agreements, utilization farmout agreements, assignments, tax partnerships, disposal agreements, injection agreements, gas sale contracts, gas processing contracts; all Assignor's rights, title and interests of every kind in and to the production of hydrocarbons from said well(s), including but not limited to oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, to the extent produced from the well(s) all of the above being herein called the "property", to have and to hold unto said Assignee, its successors and assigns, forever.

This Assignment and Bill of Sale is made without warranty of title to the property, either express or implied.

ASSIGNOR MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS AS TO THE QUALITY, MERCHANTABILITY OR FITNESS OF THE PROPERTY FOR ASSIGNEE'S INTENDED USE, OR FOR ANY USE WHATSOEVER, AND ASSIGNEE ACCEPTS THE PROPERTIES "AS IS", "WHERE IS", "WITH ALL FAULTS", IN PRESENT CONDITION AND STATE OF REPAIR.

Assignee shall bear all costs and liabilities associated with the plugging and abandoning of the well(s) and shall hold Assignor harmless from any and all claims arising out of or associated with the plugging and abandonment, thereof.

ASSIGNOR: **PENASCO PETROLEUM, INC.**	ASSIGNEE: **ETG ENERGY RESOURCES**
By: R. Ren[signature]	By: [signature]
Title: PRESIDENT	Title: President

STATE OF TEXAS]
:
COUNTY OF Travis]

The foregoing instrument was acknowledged before me this 6th day of November, 2006, by Randall Reneau, individually, and representing Penasco Petroleum, Inc., for and on behalf on said corporation.

[signature]
Notary Public

My commission expires: May 8, 2008
(*SEAL*)

STATE OF TEXAS]
:
COUNTY OF Montgomery]

The foregoing instrument was acknowledged before me this 7th day of November, 2006, by Thomas L. Feimster, individually, and representing ETG Energy Resources, for and on behalf on said corporation.

[signature]
Notary Public

My commission expires: Sept. 21, 2010
(*SEAL*)

C. KIRA ABERCROMBIE
MY COMMISSION EXPIRES
September 21, 2010

[Assignment_Janssen_Penasco Petroleum to ETG Energy Resources]

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00073687 Bk OR Vol 844 Pg 296

EXHIBIT "A"

Attached to and made a part of a certain ASSIGNMENT AND BILL OF SALE dated the 29th day of October, 2006 , but to be effective as of the 6th day of November, 2006, is between **PENASCO PETROLEUM, INC.**, as ("Assignor") whose address is 9801 Anderson Mill Rd., Suite 230, Austin, Texas 78750 *and* **ETG ENERGY RESOURCES** ("Assignee"), whose address is 300 West Mountain View Dr., Hot Springs, AR 71913.

JANSSEN #1A, KARNES COUNTY, TEXAS
OIL & GAS PROPERTY DESCRIPTION

Being 138 acres, more or less, as described in the Oil and Gas Lease dated October 18, 1972, executed by Erna L. Janssen, et al, as Lessor, to F. Earl Scheig, as Lessee, recorded in Volume 417, Page 337, of the Deed Records of Karnes County, Texas, covering 138 acres out of the Charles A. Labazan Division of the Victor Blanco Four League Grant, A-3, Karnes County, Texas.

Filed for Record in:
Karnes County

On: Nov 09,2006 at 11:42A

As a:
Recordings Official Record

Document Number: 00073687

Amount: 20.00

Receipt Number - 10128
By,
Erica Gutierrez

STATE OF TEXAS COUNTY OF KARNES
I hereby certify that this instrument was filed on the date and time stamped hereon by me and was duly recorded in the volume and page of the named records of:
Karnes County
as stamped hereon by me.
Nov 09,2006

Honorable Alva Jonas, County Clerk
Karnes County

[Assignment_Janssen_Penasco Petroleum to ETG Energy Resources]

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ASSIGNMENT
STATE OF TEXAS	§
COUNTY OF KARNES	§

          This Assignment ("Assignment") is dated December 20, 2006, but is effective as of the date set forth below (the Effective Date), is made by ETG Energy Resources, whose address is 300 West Mountain View Dr., Hot Springs, AR 71913, as ("Assignor"), to Penasco Petroleum, Inc. whose address is 9801 Anderson Mill Road, Suite 230, Austin, TX 78750 as ("Assignee").

          Assignor for good and valuable consideration, the receipt and sufficiency of which are acknowledged, grants, assigns, transfers and delivers to Assignee, subject to the terms and conditions hereof, and undivided three percent (3%) working interest (2.4375 percent net revenue interest) with respect to the following described properties and rights (herein collectively referred to as the "Properties"):

(i)           The oil, gas and mineral lease described in Exhibit "A" (the Lease), which Exhibit "A" and the Lease is incorporated by reference.

(ii)          All petroleum and hydrocarbons stored upon or produced from the Lease from and after the Effective Date, which are attributable to the Lease;

(iii)         All easements, permits, licenses, servitudes, rights-of-way, pipelines, power lines, telephone and telegraph lines, communications facilities and all other rights and appurtenances situated on or used in connection with the Lease;

(iv)          All tangible personal property, equipment, fixtures and improvements including, but not by way of limitation, the Janssen #1A well, together with any salt water disposal facilities, well heads, casing, tubing, pumps, motors, gauges, valves, heaters, treaters, gathering lines, flow lines, gas lines, water lines, vessels, tanks, boilers, separators, buildings, fixtures, platforms, machinery, tools, treating equipment, compressors, and other equipment, pipelines, power lines, telephone and telegraph lines, transportation and communication facilities, and other appurtenances situated upon the lands covered by the Lease conveyed herein, or used or obtained in connection with, the production, treating, storing or transportation of oil, gas and other hydrocarbons or minerals therefrom.

TO HAVE AND TO HOLD all and singular the Properties, together with all rights, titles, interests, estates, remedies, powers and privileges thereunto appertaining, unto Assignee and Assignee's re successors and assigns forever; subject, however, to the following matters to the extent valid and effective:

(i)           all of lessor's royalty of 18.75 percent of production as reserved in the Leases;

(ii)          all liens for taxes or assessments not yet due; and

(iii)        all easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations.

This Assignment is made without warranty of title to the Properties, either express or implied.

          The Properties are assigned and delivered AS IS, WHERE IS and WITH ALL FAULTS. Assignees acknowledge that Assignor has not made, and Assignor expressly disclaims and negates, any implied or express warranty of merchantability, fitness for a particular purpose, or conformity to models or samples or materials, environmental status and condition, and any other representation or warranty, express or implied, relating to the Properties.

          The Effective Date of this Assignment is the last day of the calendar month during which Payout occurs. "Payout" is defined as the date there is accrued from the sale of 81.25% of production from all the Properties produced and sold from and after July 17, 2006, whether owned by Assignor or others, a sum of money equal to the actual drilling and/or recompletion costs incurred by Assignor to re-enter or re-drill the Janssen #IA well located on the Properties. Assignor will furnish monthly reports to Assignee stating the quantity and price of all production sold from the Properties and will promptly advise Assignee when Payout has occurred. Following Payout, Assignor and Assignee will execute a recordable document confirming the Effective Date of this Assignment.

          This Assignment, the Leases and Properties are subject to (a) any valid and effective rights-of-way and encumbrances created by Assignor's predecessors in title and not by Assignor and evidenced by instruments filed with the County Clerk of Karnes County, Texas, (b) taxes and assessments becoming due and payable after the date of the Effective Date of this Assignment, (c) all ordinances, regulations and laws of any municipalities or other governmental authority having jurisdiction, (d) the terms, covenants, conditions and limitations contained in the Lease and any amendments thereto.

          Prior to any attempt on the part of Assignor or Assignor's successors and assigns to any additional drilling, offsetting the existing Janssen #1A well with respect to any tract of land or formation located in whole or in part within the boundaries of the Area of Interest defined below, Assignor will offer to Assignee a 5% Non-Promoted Working (leasehold) Interest (4.0625 percent net revenue interest) attributable thereto with respect to the current Lease If at any time during the Acquisition Period (as defined below) Assignor or Assignor's successors and assigns acquires any interest in an oil and gas lease (including any well and related equipment located thereon) with respect to any tract of land located in whole or in part within the boundaries of the Area of Interest defined below. The conveyance and assignment will be without warranty of title by Assignor and will convey and assign to Assignee such 5% working interest free and clear of any reservations, liens and encumbrances. Assignor will execute a recordable document confirming the effective date of Assignee's working interest. The Acquisition Period begins July 17,2006 and ends one year following the date of expiration or termination of all oil and gas leases now or hereafter owned in whole or in part by Assignor within the Area of Interest.. The covenants of Assignor set forth in this paragraph are binding upon Assignor and Assignor's successors and assigns and inure to the benefit of Assignee and Assignee's successors and assigns. The Area of Interest is the 138.0 acres of land located in the Charles A. Labazon Division of the Victor Blanco Four League Grant, Abstract 3 in Karnes County, Texas as described in that certain oil and gas lease dated October 18, 1972 between Erna L. Janssen, et al, as Lessors, and F. Earl Scheig, as Lessee, said lease being recorded in Volume 417, Page 337 of the Deed Records of Karnes County, Texas (which lease is incorporated by reference for a description of the land comprising the Area of Interest). The covenants of Assignor set forth in this paragraph are binding upon Assignor and Assignor's successors and assigns and inure to the benefit of Assignee and Assignee's successors and assigns.

ASSIGNOR:	ASSIGNEE:

ETG ENERGY RESOURCES	PENASCO PETROLEUM, INC.

By: /s/ Tom L. Feimster Tom L. Feimster Title: President	By: /s/ Randall R. Reneau Randall R. Reneau Title: President

ACKNOWLEDGEMENT
STATE OF TEXAS	§
COUNTY OF TRAVIS	§

          This instrument was acknowledged before me on this the 8th day of February 2007 by Tom L. Feimster, President of ETG ENERGY RESOURCES, on behalf of said ETG ENERGY RESOURCES.

LEONARD G. GARCIA Notary Public, State of Texas My Commission Expires May 08, 2008	/s/ Leonard G. Garcia Notary Public State of Texas

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ACKNOWLEDGEMENT
STATE OF TEXAS	§
COUNTY OF TRAVIS	§

          This instrument was acknowledged before me on this the 8th day of February 2007 by Randall R. Reneau, President of PENASCO PETROLEUM, INC., on behalf of said PENASCO PETROLEUM, INC.
LEONARD G. GARCIA Notary Public, State of Texas My Commission Expires May 08, 2008	/s/ Leonard G. Garcia Notary Public State of Texas

EXHIBIT "A"

Attached to and made a part of a certain Assignment of Working Interest dated December 20,2006, between ETG ENERGY RESOURCES, whose address is 300 West Mountain View Dr., Hot Springs, AR 71913, as Assignor and PENASCO PETROLEUM, INC, whose address is 9801 Anderson Mill Rd, Suite 230, Austin, TX 78750.

JANSSEN #IA, KARNES COUNTY, TEXAS OIL
& GAS PROPERTY DESCRIPTION

Being 138 acres of land, more or less, located in the Charles A. Labazon Division of the Victor Blanco Four League Grant, Abstract 3 in Karnes County, Texas as described in the oil and gas lease dated October 18, 1972 between Erna L. Janssen, et al, as Lessors, and F. Earl Scheig, as Lessee, said lease being recorded in Volume 417, Page 337 of the Deed Records of Karnes County, Texas.